AGREEMENT




          This Agreement made and entered into this ____ day of ____________, 1998, by and between O. DEAN HIGGANBOTHAN
          (hereinafter referred to as "Owner") and POMEROY COMPUTER RESOURCES, INC., a Delaware corporation (hereinafter referred to as "Pomeroy").

                                W I T N E S S E T H :

          WHEREAS, simultaneously with the execution of this Agreement, Pomeroy entered into a Stock Purchase Agreement ("Stock Purchase Agreement") with J. Walter Duncan, Jr., as Trustee of the J. Walter Duncan, Jr. Revocable Trust, Nicolas V. Duncan, James B. Kite, Jr., Dale Higganbotham, and Owner (hereinafter referred to collectively as the _Shareholders_) for the acquisition by Pomeroy of one hundred percent (100%) of the outstanding capital shares in Global Combined Technologies, Inc., an Oklahoma corporation (_Company_); and

          WHEREAS, immediately prior to the Closing Date (as defined in the Stock Purchase Agreement) Owner owned 12,000 shares of the outstanding capital stock of Company; and

          WHEREAS, Pomeroy would not have entered into the Stock Purchase Agreement with all of the Shareholders without the consent of Owner to enter into this covenant not to compete agreement; and

          WHEREAS,  pursuant  to  Article   VII  of  said  Stock   Purchase
          Agreement, Owner agreed to enter into this Agreement;

          NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained and in consideration of the execution and closing of the Stock Purchase Agreement, the parties hereto agree as follows:

          1. As an inducement for Pomeroy to enter into the Stock Purchase Agreement with the Shareholders, Owner covenants and agrees that for a period equal to the later of (i) five
               (5) years from the Closing Date as defined in the Stock Purchase Agreement or (ii) one (1) year after the termination of Owner's employment with Company under an Employment Agreement executed by and between the Owner and Company of even date herewith, Owner neither by himself nor with any other person, corporation or entity, directly or indirectly, by stock or other ownership, investment, management, employment or otherwise, or in any relationship whatsoever:

               (a) Solicit, divert or take away, or attempt to solicit, divert or take away, any of the business, clients, customers or patronage of Pomeroy or any subsidiary thereof relating to the Business of Pomeroy, as defined
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                    below; or

               (b) Attempt to seek or cause any clients or customers of Pomeroy or any of its subsidiaries to refrain from continuing their patronage of the Business of Pomeroy; or

               (c) Engage in the Business of Pomeroy in any state in which Pomeroy or any of its subsidiaries has an office during the term of Owner's employment by Company. A list of the states in which Pomeroy and any of its subsidiaries currently transact business is attached hereto as Exhibit A;

               (d) Knowingly employ or engage, or attempt to employ or engage, in any capacity, any person in the employ of Pomeroy and any of its subsidiaries.

               (e) Nothing in this Agreement shall prohibit Owner from owning or purchasing less than five percent (5%) of the outstanding stock of any publicly traded company whose stock is traded on a nationally or regionally recognized stock exchange or is quoted on NASDAQ or the OTC Bulletin Board or from taking any action described in items 1(b) - (d) above for the benefit of or on behalf of Pomeroy or any of its subsidiaries.

                    For purposes of this Section, the _Business of Pomeroy_ shall mean any person, corporation, partnership or other legal entity engaged, directly or indirectly, through subsidiaries or affiliates, in the following line of business:

                    (i) Distributing of computer hardware, software, peripheral devices, and related products and services to other entities or persons engaged in any manner in the business of the distribution, sale, resale or servicing, whether at the wholesale or retail level, or leasing or renting, of personal computer hardware, software, peripheral devices or related products;

                    (ii) Sale or  servicing, whether  at the  wholesale  or
                         retail level, or leasing or renting, of personal computer hardware, software, peripheral devices or related products; and

                    (iii)     Sale or servicing  of microcomputer  products
                         and computer integration products, peripheral devices and related products and the sale of microcomputer products and computer integration and networking services.

               Owner has carefully  read all  the terms  and conditions  of
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               this Paragraph 1 and has given careful consideration to  the covenants and restrictions imposed upon Owner herein, and agrees that the same are necessary for the reasonable and proper protection of the business of Company acquired by Pomeroy by virtue of the acquisition of all of the capital shares in the Company and have been separately bargained for and agrees that Pomeroy has been induced to enter into the Stock Purchase Agreement and pay the consideration described in Paragraph 2 by the representation of Owner that he will abide by and be bound by each of the covenants and restrictions herein; and Owner agrees that Pomeroy will suffer irreparable injury in the event of a breach by Owner, and Owner agrees that Pomeroy is entitled to injunctive relief in the event of any breach of any covenant or restriction contained herein in addition to all other
               remedies  provided  by   law  or  equity.     Owner   hereby
               acknowledges that each and every one of said covenants and restrictions is reasonable with respect to the subject matter, the line of business, the length of time and geographic area embraced therein, and agrees that irrespec-tive of when or in what manner this agreement may be
               terminated,  said  covenants   and  restrictions  shall   be
               operative during the full period or periods hereinbefore mentioned and throughout the area hereinbefore described.

               The parties acknowledge that this Agreement, which Agreement is ancillary to the main thrust of the Stock Purchase Agreement, is being entered into to protect a legitimate business interest of Pomeroy including, but not limited to,
               (i) trade secrets; (ii) valuable confidential business or professional information that otherwise does not qualify as trade secrets; (iii) substantial relationships with specific prospective or existing customers or clients; (iv) client or customer good will associated with an ongoing business by way of trade name, trademark, or service mark, a specific geographic location, or a specific marketing or trade area; and (v) extraordinary or specialized training. In the event that any provision or portion of this Paragraph 1 shall for any reason be held invalid or unenforceable, it is agreed that the same shall not affect the validity or enforceability of any other provision of Paragraph 1 of this Agreement, but the remaining provisions of Paragraph 1 of this Agreement shall continue in force and effect; and that if such invalidity or unenforceability is due to the reason-ableness of the line of business, time or geographical area covered by certain covenants and restrictions contained in Paragraph 1, said covenants and restrictions shall nevertheless be effective for such line of business, period of time and for such area as may be determined by arbitration or by a Court of competent jurisdiction to be



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               reasonable.

          2. The consideration for Owner's covenant not to compete shall be One Dollar ($1.00) and other valuable consideration, including consideration paid by the Pomeroy to Owner pursuant to the Stock Purchase Agreement.

          3. The terms and conditions of this Agreement shall be binding upon the Owner and Pomeroy, and their respective successors, heirs and assigns.

          4. This Agreement shall be construed in accordance with and governed by the laws of the Commonwealth of Kentucky, which is the state in which the corporate headquarters of Pomeroy are located.

          IN WITNESS WHEREOF, the parties hereto have executed this Agree-ment on the day and year first above written.


                                          OWNER
                                               :



               __________________________________
                                          O. DEAN HIGGANBOTHAN



                                          POMEROY

                                                 :

                                          POMEROY   COMPUTER  RESOURCES   ,
          INC.



               By:________________________________

















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